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                                                           EXHIBIT 23.3




                       CONSENT OF CHARTERED ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of United Stationers Inc. of our report dated January 31, 1998 relating to the financial statements of The U.S. and Mexican Office Products Operations of Abitibi-Consolidated Inc., which appears in such Prospectus. We also consent to the references to us under the headings "Experts" in such Prospectus.


                                       /s/  Price Waterhouse


Toronto, Canada
June 12, 1998